Exhibit (c)(9)
Discussion Materials September 9, 2011 STRICTLY CONFIDENTIAL Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

I. Overview of Capital Markets Conditions 2 II. Overview of Projected Financial Performance 9 III. HCHC Capital Structure Discussion 15 Appendix A. Summary Financials 19 Table of Contents

I. Overview of Capital Markets Conditions

Overview of U.S. Equity Capital Markets Conditions Aug. 8, 2011: VIX reaches 48, 270% increase over 1/1/11 level Source: Capital IQ Equity markets have substantially deteriorated and exhibited a marked increase in volatility

Peer Group Performance June 10, 2011 Source: Capital IQ Notes: Includes Acxiom Corporation, Convergys Corporation, Dun & Bradstreet Corp., Equifax Inc., Fidelity National Information Services, Inc., Fiserv, Inc. and Jack Henry & Associates Inc. Includes ACCO Brands Corporation, Cenveo Inc., Consolidated Graphics, Inc., Deluxe Corp., Harte-Hanks Inc., Quad/Graphics, Inc., R.R. Donnelley & Sons Company, The Standard Register Company and Valassis Communications Inc. Includes Alliance One International, Inc., Celanese Corp. and Eastman Chemical Co. Includes EPIQ Systems, Inc., Scholastic Corporation and The Washington Post Company MFW peer group trading prices have significantly declined; in excess of the general deterioration in equity markets

Overview of Leveraged Loan and High-Yield Indices Performance Source: Standard & Poor's Leveraged Commentary & Data, Bloomberg 4/29/11 6/13/11 9/8/11 Change Since 4/29/11 Change Since 6/13/11 "B" Leveraged Loan Index STM L + 484 L + 524 L + 697 213 bps 173 bps "CCC" Leveraged Loan Index STM L + 783 L + 973 L + 1319 536 bps 346 bps ML HY Index YTW 6.7% 7.2% 8.5% 178 bps 127 bps 4/29/11 6/13/11 9/8/11

HCHC Debt Pricing / Yields Source: Bloomberg, AdvantageData, Markit Change Since 4/29/11 Change Since 4/29/11 Change Since 6/10/11 Change Since 6/10/11 4/29/11 6/10/11 9/8/11 Price YTW / STW Price YTW / STW Sr. Secured TL STW L + 411 L + 633 L + 970 (12.458) 559 bps (7.150) 337 bps 9.50% Sr. Fixed Rate Notes YTW 9.576% 11.776% 14.792% (14.385) 522 bps (7.640) 302 bps Sr. Floating Rate Notes STW L + 624 L + 882 L + 1415 (17.375) 791bps (11.000) 533 bps 4/29/11 6/10/11 9/8/11 95.958 99.745 91.000 90.650 93.000 84.625 83.500 85.360 73.625

MFW Share Price Performance Source: Capital IQ, Company filings

MFW Historical Trading Multiples June 10, 2011 EV (Book Value of Debt) / LTM EBITDA 1: 5.0x EV (Mkt. Value of Debt) / LTM EBITDA 2: 4.5x Source: Capital IQ Notes: Enterprise value based on market value of equity and book value of debt (balances as of most recent quarterly filings available on selected date) Enterprise value based on market value of equity and market value of debt (balances as of most recent quarterly filings available on selected date) Enterprise value based on market value of debt at 9/8/11 plus equity market capitalization, calculated using 6/10/11 stock price of $16.96 and assuming a 15% decline September 8, 2011 EV (Book Value of Debt) / LTM EBITDA 1: 5.2x EV (Mkt. Value of Debt) / LTM EBITDA 2: 4.4x Adj. EV (Mkt. Value of Debt) / LTM EBITDA 3: 4.1x

II. Overview of Projected Financial Performance

Comparison of Financial Model Source: Company Projections

Comparison of Financial Model (cont.) Source: Company Projections

Comparison of Financial Model (cont.) Scantron Segment Financial Breakout Source: Company Projections

Comparison of Financial Model (cont.) Scantron Segment Financial Breakout Source: Company Projections

EBITDA Contribution Source: Company Projections Spectrum K12

III. HCHC Capital Structure Discussion

Source: Company filings, Bloomberg and Markit Note: 1. Capital lease obligations and other indebtedness HCHC Capital Structure CAPITALIZATION AT 6/30/2011

Illustrative Investor Returns Assuming Full Refinancing Scenario IRR SENSITIVITIES (2015 Exit @ Full Refinancing) ($ in millions, except per share amounts) ASSUMPTIONS Refinancing occurs at 3/31/2012 Leverage based on 2011E HCHC Adjusted Cash EBITDA of $478.8mm First Lien Term Loan assumptions: Leverage of ***** Interest Rate: ***** Fees: ***** Source: Management projections Notes: Based on 2011E EBITDA of $496.6mm ***** [*****] CONFIDENTIAL TREATMENT REQUESTED BY M & F WORLDWIDE CORP. Senior Notes assumptions: Leverage of ***** Coupon: ***** Fees: ***** $15mm M&A, legal and other fees IRR SENSITIVITIES (2015 Exit @***** Leverage) IMPLIED ENTRY MULTIPLE SOURCES USES Offer Price $24.00 Existing Cash 61.5 Refinancing Existing Debt 2,147.4 FDSO 19.334 Equity Contribution $464 New 1st Lien Term Loan ***** Term Loan Fees 2 ***** Plus: Debt (12/31/11E) 2,244 Less: Cash (12/31/113) (221) New Bonds 2 ***** Bond Fees 2 ***** Enterprise Value $2,487 Sponsor Equity 2 - M&A, Legal, and other Fees 15.0 Implied Multiple 1 Total Sources ***** Total Uses *****

Appendix

A. Summary Financials

MFW Summary Financial Performance – Updated Model

MACANDREWS & FORBES HOLDINGS INC.
MOELIS & COMPANY

($ in millions)	2008A	2009A	2010A	2011E	2012E	2013E	2014E	2015E	CAGR '08A - '10A	CAGR '10A - '15E
	Calendar Year Ended December 31,									
Revenue										
Harland Clarke	$1,290.4	$1,226.0	$1,191.2	$1,142.6	$1,095.6	$1,028.4	$977.8	$932.6	(3.9%)	(4.8%)
Growth	--	*(5.0%)*	*(2.8%)*	*(4.1%)*	*(4.1%)*	*(6.1%)*	*(4.9%)*	*(4.6%)*		
Harland Financial Solutions	293.7	278.9	282.7	295.0	300.7	309.9	322.8	337.5	(1.9%)	3.6%
Growth	--	*(5.0%)*	*1.4%*	*4.3%*	*1.9%*	*3.1%*	*4.1%*	*4.6%*		
Scantron [1,2]	211.3	208.0	205.8	244.7	285.3	317.8	348.9	368.7	(1.3%)	12.4%
Growth	--	*(1.6%)*	*(1.1%)*	*18.9%*	*16.6%*	*11.4%*	*9.8%*	*5.7%*		
Mafco	111.6	101.8	111.4	117.1	127.2	132.1	137.2	139.3	(0.1%)	4.6%
Growth	--	*(8.8%)*	*9.4%*	*5.1%*	*8.6%*	*3.9%*	*3.9%*	*1.5%*		
Corporate	(0.8)	(0.6)	(6.4)	(0.7)	(0.7)	(0.7)	(0.7)	(0.7)	NA	(35.8%)
Total Revenue	**$1,906.2**	**$1,814.1**	**$1,784.7**	**$1,798.7**	**$1,808.1**	**$1,787.5**	**$1,786.0**	**$1,777.3**	**(3.2%)**	**(0.1%)**
Total Revenue Growth	--	*(4.8%)*	*(1.6%)*	*0.8%*	*0.5%*	*(1.1%)*	*(0.1%)*	*(0.5%)*		
EBITDA										
Harland Clarke	$340.3	$364.4	$357.8	$347.0	$323.1	$295.7	$278.0	$264.7	2.5%	(5.8%)
EBITDA Margin	*26.4%*	*29.7%*	*30.0%*	*30.4%*	*29.5%*	*28.8%*	*28.4%*	*28.4%*		
Harland Financial Solutions	76.2	77.7	81.0	87.2	90.2	93.7	101.3	109.4	3.1%	6.2%
EBITDA Margin	*25.9%*	*27.9%*	*28.6%*	*29.6%*	*30.0%*	*30.2%*	*31.4%*	*32.4%*		
Scantron [2]	55.7	63.9	63.2	58.8	73.6	87.8	103.5	113.7	6.5%	12.5%
EBITDA Margin	*26.4%*	*30.7%*	*30.7%*	*24.0%*	*25.8%*	*27.6%*	*29.7%*	*30.8%*		
Mafco	44.5	35.5	30.3	30.6	32.8	36.4	39.6	40.7	(17.5%)	6.1%
EBITDA Margin	*39.9%*	*34.9%*	*27.2%*	*26.1%*	*25.8%*	*27.6%*	*28.9%*	*29.2%*		
Harland Clarke Holdings Corporate	(15.2)	(12.7)	(15.1)	(14.2)	(14.3)	(14.5)	(14.6)	(14.8)	(0.3%)	(0.4%)
MFW Corporate [3]	(11.2)	(19.0)	(12.5)	(12.8)	(12.8)	(12.8)	(12.8)	(12.8)	5.6%	0.5%
Total EBITDA	**$490.3**	**$509.8**	**$504.7**	**$496.6**	**$492.5**	**$486.3**	**$495.0**	**$501.0**	**1.5%**	**(0.1%)**
Total EBITDA Margin	*25.7%*	*28.1%*	*28.3%*	*27.6%*	*27.2%*	*27.2%*	*27.7%*	*28.2%*		
Total EBITDA Growth	--	*4.0%*	*(1.0%)*	*(1.6%)*	*(0.8%)*	*(1.3%)*	*1.8%*	*1.2%*		
Capital Expenditures	**$49.6**	**$43.2**	**$39.9**	**$59.1**	**$47.6**	**$42.6**	**$37.6**	**$36.6**	**(10.3%)**	**(1.7%)**
CapEx Margin	*2.6%*	*2.4%*	*2.2%*	*3.3%*	*2.6%*	*2.4%*	*2.1%*	*2.1%*		

Source: Company management
Notes:
1. Assumes VSOE accounting treatment for GlobalScholar business
2. Scantron includes: Scantron – Legacy Business, Scantron – Performance & Achievement, GlobalScholar and Spectrum K12
3. Includes M&F management fee, directors fees, audit/legal fees and charitable contributions

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MFW Summary Financial Performance – Prior Model

MacAndrews & Forbes Holdings Inc.

MOELIS & COMPANY

($ in millions)	Calendar Year Ended December 31,								CAGR	CAGR
	2008A	2009A	2010A	2011E	2012E	2013E	2014E	2015E	'08A - '10A	'10A - '15E
Revenue										
Harland Clarke	$1,290.4	$1,226.0	$1,191.2	$1,143.0	$1,095.0	$1,045.0	$1,007.0	$976.0	(3.9%)	(3.9%)
Growth	--	*(5.0%)*	*(2.8%)*	*(4.0%)*	*(4.2%)*	*(4.6%)*	*(3.6%)*	*(3.1%)*		
Harland Financial Solutions	293.7	278.9	282.7	296.0	305.0	317.0	333.0	352.0	(1.9%)	4.5%
Growth	--	*(5.0%)*	*1.4%*	*4.7%*	*3.0%*	*3.9%*	*5.0%*	*5.7%*		
Scantron [1,2]	211.3	208.0	203.7	267.6	310.1	338.9	367.0	381.0	(1.8%)	13.3%
Growth	--	*(1.6%)*	*(2.1%)*	*31.4%*	*15.9%*	*9.3%*	*8.3%*	*3.8%*		
Mafco	111.6	101.8	111.4	117.1	127.2	132.1	137.2	139.3	(0.1%)	4.6%
Growth	--	*(8.8%)*	*9.4%*	*5.1%*	*8.6%*	*3.9%*	*3.9%*	*1.5%*		
Corporate	(0.8)	(0.6)	(6.4)	(1.0)	(1.0)	(1.0)	(1.0)	(1.0)	NA	(31.0%)
Total Revenue	**$1,906.2**	**$1,814.1**	**$1,782.6**	**$1,822.7**	**$1,836.3**	**$1,832.0**	**$1,843.2**	**$1,847.3**	**(3.3%)**	**0.7%**
Total Revenue Growth	--	*(4.8%)*	*(1.7%)*	*2.2%*	*0.7%*	*(0.2%)*	*0.6%*	*0.2%*		
EBITDA										
Harland Clarke	$340.0	$364.0	$358.0	$347.0	$323.0	$306.0	$292.0	$283.0	2.6%	(4.6%)
EBITDA Margin	*26.3%*	*29.7%*	*30.1%*	*30.4%*	*29.5%*	*29.3%*	*29.0%*	*29.0%*		
Harland Financial Solutions	76.0	78.0	81.0	87.0	92.0	98.0	108.0	118.0	3.2%	7.8%
EBITDA Margin	*25.9%*	*28.0%*	*28.7%*	*29.4%*	*30.2%*	*30.9%*	*32.4%*	*33.5%*		
Scantron [2]	56.0	64.0	61.0	62.6	87.3	102.1	125.6	132.1	4.4%	16.7%
EBITDA Margin	*26.5%*	*30.8%*	*29.9%*	*23.4%*	*28.2%*	*30.1%*	*34.2%*	*34.7%*		
Mafco	39.4	32.1	30.2	30.6	32.8	36.4	39.6	40.7	(12.5%)	6.1%
EBITDA Margin	*35.3%*	*31.5%*	*27.1%*	*26.1%*	*25.8%*	*27.6%*	*28.9%*	*29.2%*		
Harland Clarke Holdings Corporate	(15.0)	(13.0)	(15.0)	(14.0)	(14.0)	(15.0)	(15.0)	(15.0)	--	--
MFW Corporate [3]	(11.0)	(16.0)	(11.7)	(12.8)	(12.8)	(12.8)	(12.8)	(12.8)	3.1%	1.8%
Total EBITDA	**$485.4**	**$509.1**	**$503.5**	**$500.4**	**$508.3**	**$514.7**	**$537.4**	**$546.0**	**1.8%**	**1.6%**
Total EBITDA Margin	*25.5%*	*28.1%*	*28.2%*	*27.5%*	*27.7%*	*28.1%*	*29.2%*	*29.6%*		
Total EBITDA Growth	--	*4.9%*	*(1.1%)*	*(0.6%)*	*1.6%*	*1.3%*	*4.4%*	*1.6%*		
Capital Expenditures	**$49.6**	**$43.2**	**$40.3**	**$52.5**	**$43.0**	**$38.0**	**$33.0**	**$32.0**	**(9.9%)**	**(4.5%)**
CapEx Margin	*2.6%*	*2.4%*	*2.3%*	*2.9%*	*2.3%*	*2.1%*	*1.8%*	*1.7%*		

Source: Company management

Notes:

1. Assumes VSOE accounting treatment for GlobalScholar business
2. Scantron includes: Scantron – Legacy Business, Scantron – Performance & Achievement, GlobalScholar and Spectrum K12
3. Includes M&F management fee, directors fees, audit/legal fees and charitable contributions

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